Exhibit 99.1

Brooks Automation Reports Fiscal Second Quarter of 2014 Ended March 31, 2014 Results

CHELMSFORD, Mass., May 8, 2014 - Brooks Automation, Inc. (Nasdaq:BRKS), a leading worldwide provider of automation, vacuum and instrumentation solutions for multiple markets including semiconductor manufacturing and life sciences, today reported financial results for the fiscal second quarter ended March 31, 2014.
Fiscal Second Quarter of 2014 Financial and Operational Highlights:

•	GAAP Revenue, excluding Granville-Phillips, was $125.9 million; non-GAAP Revenue including Granville-Phillips was $133.4 million;

•	Total order bookings of $142.1 million;

•	Record order bookings of $34 million in Life Science Systems;

•	All 3 business segments achieved sequential and year-over-year revenue growth;

•	GAAP Earnings Per Share was $0.05; non-GAAP Earnings Per Share was $0.08;

•	Cash flow from operations was $27.2 million;

•	Cash, Cash Equivalents and Marketable Securities as of March 31st were $192.2 million.

Summary of GAAP and Non-GAAP Earnings

	Quarter Ended
In thousands, except per share data	March 31, 2014	December 31, 2013	March 31, 2013

GAAP net income (loss) attributable to Brooks Automation, Inc.	$3,189	$3,448	$(538)
GAAP diluted earnings (loss) per share attributable to Brooks Automation, Inc.	$0.05	$0.05	$(0.01)

Non-GAAP net income attributable to Brooks Automation, Inc.	$5,499	$6,078	$2,364
Non-GAAP diluted earnings per share attributable to Brooks Automation, Inc.	$0.08	$0.09	$0.04
A reconciliation of non-GAAP measures to the most nearly comparable GAAP measure follows the consolidated balance sheets, statements of operations and statements of cash flows included in this release.

Management Comments
“Our momentum in the semiconductor and life sciences markets has continued, reflecting a company-wide focus to support and satisfy customers from development to delivery, as well as in service support. We surpassed our own revenue expectations in the quarter and realized record Life Science Systems bookings of $34 million. The biosample storage win with the UK Biobank was a crowning moment for our team, but even excluding this landmark win, the bookings in Life Sciences would have shown significant momentum. Revenue execution was strong in each segment and we believe our expanding portfolio of products will perform well in the coming quarters,” said Dr. Steve Schwartz, Chief Executive Officer of Brooks.

Dr. Schwartz continued, “In this quarter, we made further strides in strategically aligning ourselves around automation and cryogenic core technologies with solutions our customers deeply value. The pending sale of the Granville-Phillips business is expected to bring solid shareholder value, enabling investments in growth technologies and netting significant cash to the balance sheet. The March investment in BioCision and the DMS acquisition we announced last week, bring broader capabilities highly valued in each of our core market segments. We will continue on this path to strengthen both the semiconductor and life science businesses for profitable growth.”

Second Quarter of Fiscal 2014 Results
GAAP EPS for the second quarter was $0.05 per diluted share and non-GAAP EPS was $0.08. Earnings were in line with the Company’s prior guidance.

GAAP revenue for the second quarter of fiscal 2014 was $125.9 million for continuing operations. As required by GAAP, this excludes revenue from Granville-Phillips which has been categorized as a discontinued operation in both the current period and the comparative periods reported. When including revenue from Granville-Phillips, non-GAAP revenue for the March quarter was $133.4 million, an increase of $8.8 million or 7% compared to the first fiscal quarter. Sequential growth, including the Granville-Phillips business, was driven by a 9% increase in Product Solutions revenue and a 3% increase in Life Sciences revenue.

Total bookings in the second quarter were $142.1 million compared to $136.5 million in the first quarter. Life Sciences achieved a record bookings quarter of $34 million. This includes a notable booking with the UK Biobank for $15 million. The Life Sciences business now holds $46 million of 12 month backlog.

GAAP gross profit margin in the second quarter was 35.2% on continuing operations, an improvement of 30 basis points compared to the first fiscal quarter. The adjusted gross margin, including Granville-Phillips, was 36.6% or 60 basis points lower than the first fiscal quarter margin of 37.2%. This change was driven by a decline in Life Sciences from a quite favorable first quarter margin of 47% to 40.6% in the second quarter, which is still within the range of expectations for Life Sciences. The Product Solutions adjusted gross profit margin improved 20 basis points sequentially, although short of company expectations due to a lower mix of shipments. The segment did not see degradation in pricing or cost reduction momentum. Margin expansion remains a continued focus for the coming year.

Adjusted EBITDA, including Granville-Phillips, for the second quarter of fiscal 2014 was $15.0 million compared to $14.8 million in the first quarter of fiscal 2014.

Operating cash flow for the second quarter of fiscal 2014 was $27.2 million, which resulted in total cash, cash equivalents and marketable securities of $192.2 million at March 31, 2014. The cash balance does not yet reflect the proceeds from the pending sale of Granville-Phillips or the cash paid for the DMS acquisition, as neither transaction was completed by March 31. The Company’s cash increased $16.5 million in the second quarter after the issuance of the quarterly dividend, capital expenditures, and the $4 million equity investment in BioCision.

Quarterly Cash Dividend
The Company additionally announced that the Board of Directors has reiterated a dividend of $0.08 per share payable on June 27, 2014 to stockholders of record on June 6, 2014. Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Company’s Board of Directors.
Guidance for Third Quarter of Fiscal 2014
The Company announced revenue and earnings guidance for the third quarter of fiscal 2014. Revenue, for Q3 continuing operations only, is expected to range between $115 and $119 million compared to $125.9 million in the second quarter. Non-GAAP earnings per diluted share, excluding special charges, intangibles amortization expense, and income from discontinued operations, are expected to range between $0.01 and $0.04. This guidance is for continuing operations which excludes income from Granville-Phillips which contributed $0.02 earnings per diluted share in the second quarter. The guidance also includes an anticipated net loss of $0.03 per diluted share from the recent DMS acquisition. DMS revenue will be minimal in the third quarter, begin to increase in the fourth quarter, and the Company expects DMS to be profitable on a non-GAAP basis in the first fiscal quarter of 2015.
Conference Call
Brooks management will webcast its second quarter earnings conference today at 4:30 p.m. Eastern Time to discuss the fiscal second quarter results and business highlights. During the call, Company management will respond to questions concerning, but not limited to, the Company’s financial performance, business conditions and industry outlook. Management’s responses could contain information that has not been previously disclosed.
The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Brooks’ website at www.brooks.com, and will be archived online on this website for convenient on-demand replay. In addition, you may call 1-800-381-7839 (US & Canada only) or 1-212-231-2901 to listen to the live webcast.

About Brooks Automation, Inc.
Brooks is a leading worldwide provider of automation and cryogenic solutions for multiple markets including semiconductor manufacturing and life sciences. Brooks’ technologies, engineering competencies and global service capabilities provide customers speed to market and ensure high uptime and rapid response, which equate to superior value in their mission-critical controlled environments. Since 1978, Brooks has been a leading partner to the global semiconductor manufacturing market and, through product development initiatives and strategic business acquisitions, has expanded offerings to meet the needs of customers in the life sciences industry, analytical & research markets and clean energy solutions. Brooks is headquartered in Chelmsford, MA, with direct operations in North America, Europe and Asia.
For more information, visit www.brooks.com.

CONTACT:	Lynne Yassemedis Brooks Automation, Inc. 978-262-4443 lynne.yassemedis@brooks.com

John Mills Senior Managing Director ICR, LLC 310-954-1105 john.mills@icrinc.com

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934
Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks’ financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our revenue and operating margin expectations, our ability to develop further our business in new and adjacent markets, and our ability to achieve financial success in the future. Factors that could cause results to differ from our expectations include the following: volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; continuing uncertainties in global political and economic conditions, and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

BROOKS AUTOMATION, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except share and per share data)

	March 31, 2014	September 30, 2013
Assets
Current assets
Cash and cash equivalents	$85,281	$82,971
Restricted cash	—	177
Marketable securities	50,274	45,900
Accounts receivable, net	83,440	77,483
Inventories	93,750	94,411
Deferred tax assets	16,082	16,839
Assets held for sale	28,023	27,778
Prepaid expenses and other current assets	12,489	9,030
Total current assets	369,339	354,589
Property, plant and equipment, net	52,759	47,506
Long-term marketable securities	56,668	44,491
Long-term deferred tax assets	97,422	99,146
Goodwill	97,863	97,924
Intangible assets, net	55,124	60,088
Equity method investments	30,342	25,687
Other assets	7,704	7,332
Total assets	$767,221	$736,763
Liabilities and equity
Current liabilities
Accounts payable	$35,672	$35,392
Capital lease obligation	881	—
Deferred revenue	33,116	19,610
Accrued warranty and retrofit costs	6,319	7,260
Accrued compensation and benefits	16,992	14,225
Accrued restructuring costs	1,552	1,412
Accrued income taxes payable	1,246	1,077
Liabilities held for sale	107	132
Accrued expenses and other current liabilities	16,979	13,453
Total current liabilities	112,864	92,561
Long-term capital lease obligation	7,656	—
Long-term tax liabilities	7,673	7,036
Long-term pension liability	837	815
Other long-term liabilities	3,790	3,695
Total liabilities	132,820	104,107
Equity
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 125,000,000 shares authorized, 80,268,132 shares issued and 66,806,263 shares outstanding at March 31, 2014, 80,039,104 shares issued and 66,577,235 shares outstanding at September 30, 2013	803	800
Additional paid-in capital	1,831,802	1,825,499
Accumulated other comprehensive income	21,873	22,604
Treasury stock at cost, 13,461,869 shares	(200,956)	(200,956)
Accumulated deficit	(1,019,945)	(1,015,991)
Total Brooks Automation, Inc. stockholders’ equity	633,577	631,956
Noncontrolling interest in subsidiaries	824	700
Total equity	634,401	632,656
Total liabilities and equity	$767,221	$736,763

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three months ended March 31,		Six months ended March 31,
	2014	2013	2014	2013
Revenue
Product	$102,534	$88,652	$195,664	$159,680
Services	23,366	20,830	47,308	41,308
Total revenue	125,900	109,482	242,972	200,988
Cost of revenue
Product	64,786	60,685	125,522	111,645
Services	16,816	15,714	32,261	29,979
Total cost of revenue	81,602	76,399	157,783	141,624
Gross profit	44,298	33,083	85,189	59,364
Operating expenses
Research and development	12,493	11,333	25,044	22,237
Selling, general and administrative	28,637	24,169	54,772	49,324
Restructuring and other charges	772	751	1,519	5,441
Total operating expenses	41,902	36,253	81,335	77,002
Operating income (loss)	2,396	(3,170)	3,854	(17,638)
Interest income	258	265	504	540
Interest expense	—	—	—	(1)
Other income (expense), net	56	77	315	(16)
Income (loss) before income taxes and equity in earnings (losses) of equity method investments	2,710	(2,828)	4,673	(17,115)
Income tax provision (benefit)	1,117	327	1,910	(3,559)
Income (loss) before equity in earnings (losses) of equity method investments	1,593	(3,155)	2,763	(13,556)
Equity in earnings (losses) of equity method investments	510	(10)	1,259	(16)
Income (loss) from continuing operations	2,103	(3,165)	4,022	(13,572)
Income from discontinued operations, net of tax	1,162	2,654	2,739	3,842
Net income (loss)	3,265	(511)	6,761	(9,730)
Net income attributable to noncontrolling interests	(76)	(27)	(124)	(44)
Net income (loss) attributable to Brooks Automation, Inc.	$3,189	$(538)	$6,637	$(9,774)
Basic net income (loss) per share attributable to Brooks Automation, Inc. common stockholders:
Net income (loss) from continuing operations	$0.03	$(0.05)	$0.06	$(0.21)
Net income from discontinued operations, net of tax	0.02	0.04	0.04	0.06
Basic net income (loss) per share attributable to Brooks Automation, Inc.	$0.05	$(0.01)	$0.10	$(0.15)
Diluted net income (loss) per share attributable to Brooks Automation, Inc. common stockholders:
Net income (loss) from continuing operations	$0.03	$(0.05)	$0.06	$(0.21)
Net income from discontinued operations, net of tax	0.02	0.04	0.04	0.06
Diluted net income (loss) per share attributable to Brooks Automation, Inc.	$0.05	$(0.01)	$0.10	$(0.15)
Dividend declared per share	$0.08	$0.08	$0.16	$0.16
Shares used in computing earnings (loss) per share:
Basic	66,646	65,889	66,499	65,726
Diluted	67,505	65,889	67,383	65,726

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Six months ended March 31,
	2014	2013
Cash flows from operating activities
Net income (loss)	$6,761	$(9,730)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	11,170	12,443
Impairment of assets	398	—
Stock-based compensation	6,516	5,010
Amortization of premium on marketable securities	610	661
Undistributed (earnings) losses of equity method investments	(1,259)	16
Deferred income tax provision (benefit)	2,269	(3,387)
Pension settlement	—	87
Loss (gain) on disposal of long-lived assets	39	(150)
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable	(6,057)	9,489
Inventories	276	13,734
Prepaid expenses and other current assets	1,546	(4,305)
Accounts payable	248	(3,260)
Deferred revenue	13,408	3,711
Accrued warranty and retrofit costs	(951)	(1,154)
Accrued compensation and benefits	2,730	(2,702)
Accrued restructuring costs	141	195
Accrued expenses and other current liabilities	(2,194)	(3,914)
Net cash provided by operating activities	35,651	16,744
Cash flows from investing activities
Purchases of property, plant and equipment	(2,696)	(1,578)
Purchases of marketable securities	(63,561)	(39,269)
Sale/maturity of marketable securities	46,551	98,178
Other investment	(4,000)	—
Acquisition, net of cash acquired	—	(59,005)
Proceeds from the sale of property, plant and equipment	—	2,368
Payment of deferred leasing cost	—	(2,076)
Decrease in restricted cash	177	763
Net cash used in investing activities	(23,529)	(619)
Cash flows from financing activities
Proceeds from issuance of common stock, net of issuance costs	967	969
Common stock dividend paid	(10,800)	(10,672)
Net cash used in financing activities	(9,833)	(9,703)
Effects of exchange rate changes on cash and cash equivalents	21	(940)
Net increase in cash and cash equivalents	2,310	5,482
Cash and cash equivalents, beginning of period	82,971	54,639
Cash and cash equivalents, end of period	$85,281	$60,121

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of buildings and land through capital lease	$8,537	$—

Notes on Non-GAAP Financial Measures:
The information in this press release is for: internal managerial purposes; when publicly providing guidance on future results; and as a means to evaluate period-to-period comparisons. These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management believes these financial measures provide an additional way of viewing aspects of our operations, that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of our business. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.

The press release includes financial measures which exclude the effects of special charges such as restructuring charges and acquisition related charges. Management believes these measures are useful to investors because it eliminates accounting charges that do not reflect Brooks' day-to-day operations. Tables reconciling GAAP to the non-GAAP measures are presented below.

	Quarter Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
Dollars in thousands	2014	2013	2013	2014	2013

Revenue	$125,900	$117,072	$109,482	$242,972	$200,988
Adjustments:
Revenue from discontinued operations	7,453	7,515	7,137	14,968	13,656
Adjusted revenue	$133,353	$124,587	$116,619	$257,940	$214,644

			Quarter Ended
	March 31, 2014		December 31, 2013		March 31, 2013
Dollars in thousands, except per share data	$	per diluted share	$	per diluted share	$	per diluted share

Net income (loss) attributable to Brooks Automation, Inc.	$3,189	$0.05	$3,448	$0.05	$(538)	$(0.01)
Adjustments, net of tax:
Purchase accounting impact on inventory and contracts acquired	79	0.00	150	0.00	579	0.01
Amortization of intangible assets	1,584	0.02	1,713	0.03	1,764	0.03
Impairment of intangible assets	—	—	259	0.00	—	—
Restructuring charges	526	0.01	508	0.01	553	0.01
Merger costs	121	0.00	—	—	6	0.00
Adjusted net income attributable to Brooks Automation, Inc.	5,499	0.08	6,078	0.09	2,364	0.04
Income from discontinued operations, net of tax	1,162	0.02	1,577	0.02	2,654	0.04
Net income (loss) attributable to continuing operations	4,337	0.06	4,501	0.07	(290)	—
Stock-based compensation	3,795	0.06	2,723	0.04	2,458	0.04
Adjusted net income attributable to continuing operations - excluding stock-based compensation	$8,132	$0.12	$7,224	$0.11	$2,168	$0.03

	Six Months Ended
	March 31, 2014		March 31, 2013
Dollars in thousands, except per share data	$	per diluted share	$	per diluted share

Net income (loss) attributable to Brooks Automation, Inc.	$6,637	$0.10	$(9,774)	$(0.15)
Adjustments, net of tax:
Purchase accounting impact on inventory and contracts acquired	229	0.00	2,092	0.03
Amortization of intangible assets	3,297	0.05	3,491	0.05
Impairment of intangible assets	259	0.00	—	—
Restructuring charges	1,034	0.02	3,978	0.06
Merger costs	121	0.00	462	0.01
Adjusted net income attributable to Brooks Automation, Inc.	11,577	0.17	249	—
Income from discontinued operations, net of tax	2,739	0.04	3,842	0.06
Net income (loss) attributable to continuing operations	8,838	0.13	(3,593)	(0.05)
Stock-based compensation	6,518	0.10	4,916	0.07
Adjusted net income attributable to continuing operations - excluding stock-based compensation	$15,356	$0.23	$1,323	$0.02

			Quarter Ended
	March 31, 2014		December 31, 2013		March 31, 2013
Dollars in thousands	$	%	$	%	$	%

Gross profit/gross margin percentage	$44,298	35.2%	$40,891	34.9%	$33,083	30.2%
Adjustments:
Amortization of intangible assets	914	0.7%	1,117	1.0%	1,041	1.0%
Impairment of intangible assets	—	—%	398	0.3%	—	—%
Purchase accounting impact on inventory and contracts acquired	122	0.1%	230	0.2%	805	0.7%
Adjusted gross profit/gross margin percentage from continuing operations	45,334	36.0%	42,636	36.4%	34,929	31.9%
Gross gross profit/gross margin percentage from discontinued operations	3,500	0.6%	3,759	0.8%	3,529	1.1%
Adjusted gross profit/gross margin percentage attributable to Brooks Automation, Inc.	$48,834	36.6%	$46,395	37.2%	$38,458	33.0%

	Six Months Ended
	March 31, 2014		March 31, 2013
Dollars in thousands, except per share data	$	%	$	%

Gross profit/gross margin percentage	$85,189	35.1%	$59,364	29.5%
Adjustments:
Amortization of intangible assets	2,031	0.8%	1,960	1.0%
Impairment of intangible assets	398	0.2%	—	—%
Purchase accounting impact on inventory and contracts acquired	352	0.1%	2,907	1.4%
Adjusted gross profit/gross margin percentage from continuing operations	87,970	36.2%	64,231	32.0%
Gross gross profit/gross margin percentage from discontinued operations	7,259	0.7%	6,672	1.0%
Adjusted gross profit/gross margin percentage attributable to Brooks Automation, Inc.	$95,229	36.9%	$70,903	33.0%

	Quarter Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
Dollars in thousands	2014	2013	2013	2014	2013

Net income (loss) attributable to Brooks Automation, Inc.	$3,189	$3,448	$(538)	$6,637	$(9,774)
Adjustments:
Less: Interest income	(258)	(246)	(265)	(504)	(540)
Add: Interest expense	—	—	—	—	1
Add: Income tax provision (benefit)	1,780	1,700	(129)	3,480	(3,799)
Add: Depreciation	3,067	3,156	3,548	6,223	7,252
Add: Amortization of completed technology	914	1,117	1,041	2,031	2,226
Add: Amortization of customer relationships and acquired intangible assets	1,460	1,456	1,413	2,916	2,965
EBITDA attributable to Brooks Automation, Inc.	$10,152	$10,631	$5,070	$20,783	$(1,669)

	Quarter Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
Dollars in thousands	2014	2013	2013	2014	2013

EBITDA attributable to Brooks Automation, Inc.	$10,152	$10,631	$5,070	$20,783	$(1,669)
Adjustments:
Add: Impairment of completed technology	—	398	—	398	—
Add: Stock-based compensation	3,762	2,754	2,499	6,516	5,010
Add: Restructuring charges	772	747	769	1,519	5,526
Add: Purchase accounting impact on inventory and contracts acquired	122	230	805	352	2,907
Add: Merger costs	181	—	8	181	642

Adjusted EBITDA attributable to Brooks Automation, Inc.	14,989	14,760	9,151	29,749	12,416
Less: Adjusted EBITDA from discontinued operations	(1,853)	(2,582)	(2,338)	(4,435)	(4,251)
Adjusted EBITDA attributable to continuing operations	$13,136	$12,178	$6,813	$25,314	$8,165